EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191694, 333-191761 and 333-209118 on Form S-8 of Prudential Bancorp, Inc. of our reports dated December 16, 2019, relating to our audits of the consolidated financial statements and internal control over financial reporting, which are incorporated in this Annual Report on Form 10-K of Prudential Bancorp, Inc. for the year ended September 30, 2019.

/s/ SR Snodgrass, P.C.

Cranberry Township, Pennsylvania

December 16, 2019